UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2007
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	1-12358 (Commission File Number)	59-7007599 (IRS Employer Identification Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20707 (Commission File Number)	63-1098468 (IRS Employer Identification Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01; Item 2.03. Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On June 21, 2007, Colonial Realty Limited Partnership (“CRLP”) and Colonial Properties Trust (“CLP”) entered into an amendment to the existing $500.0 million unsecured revolving credit facility dated as of March 22, 2005, with Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and the lenders named therein (the “Credit Agreement”), and repaid the outstanding $100 million unsecured term loan facility.
The material terms of the amendment provide for:
1.	An extension of the maturity date of the Credit Agreement from March 22, 2008 to June 21, 2012;

2.	The amendment of certain financial covenants, including, the secured debt to total asset value ratio, the fixed charge coverage ratio, unencumbered leverage ratio and, in certain circumstances, the debt to total asset value ratio;

3.	An increase in the Applicable Margin at each pricing level with respect to revolving loans that are LIBOR loans;

4.	An increase in the capitalization rate from 6.75% to 7.50% for multifamily properties, from 8.00% to 8.25% for retail properties and from 8.25% to 8.75% for office properties;

5.	The inclusion of certain income, gain or loss in up to 15% of EBITDA used to calculate the fixed charge coverage ratio;

6.	An increase in the L/C Commitment Amount from $25,000,000 to $30,000,000;

7.	An increase in the Swingline Commitment from to $40,000,000 to $50,000,000;

8.	An increase from $150,000,000 to $200,000,000 in the additional amount of Revolving Loan Commitments that CRLP may request; and

9.	The elimination of CRLP’s one-time right to extend the Revolving Loan Termination Date and the Term Loan Termination Date to March 22, 2009 upon satisfaction of certain conditions.
Capitalized terms used herein above without definition have the meanings assigned to such terms in the Credit Agreement. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.
From time to time, CRLP and CLP have had customary commercial banking relationships with each of the lenders under the Credit Agreement. In addition, CRLP and CLP have had investment banking relationships with affiliates of Wachovia Bank, National Association, Bank of America, N.A. and Citicorp North America, Inc. Furthermore, Wachovia Capital Markets, LLC, an affiliate of Wachovia Bank, National Association, served as CLP’s financial advisor in CLP’s recent office and retail joint venture transactions.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     Not applicable
(b) Pro Forma Financial Information.
     Not applicable.
(c) Shelf Company Transactions.
     Not applicable.
(d) Exhibits.

Exhibit	Document
10.1	Second Amendment to Credit Agreement, dated June 21, 2007, among Colonial Realty Limited Partnership, as Borrower, Colonial Properties Trust, as Guarantor, Wachovia Bank, National Association, as Agent for the Lenders, and the Lenders named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: July 24, 2007	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer

COLONIAL REALTY LIMITED PARTNERSHIP
By:	Colonial Properties Trust, its general partner

Date: July 24, 2007	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Document
10.1	Second Amendment to Credit Agreement, dated June 21, 2007, among Colonial Realty Limited Partnership, as Borrower, Colonial Properties Trust, as Guarantor, Wachovia Bank, National Association, as Agent for the Lenders, and the Lenders named therein.